SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 24, 2010

RUBIO’S RESTAURANTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-26125	33-0100303
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1902 Wright Place, Suite 300, Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:    (760) 929-8226

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

On August 24, 2010, MRRC Hold Co., a Delaware corporation (“Parent”), completed its acquisition of Rubio’s Restaurants, Inc., a Delaware corporation (“Rubio’s”), pursuant to the terms of that certain Agreement and Plan of Merger dated as of May 9, 2010, as amended by the Amendment to Agreement and Plan of Merger dated as of July 18, 2010 (as amended, the “Merger Agreement”), by and among Rubio’s, Parent and MRRC Merger Co., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”).  To consummate the acquisition, Merger Sub was merged with and into Rubio’s, with Rubio’s continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”).  Pursuant to the Merger Agreement, as of the effective time of the Merger, each share of common stock, par value $0.001 per share, of Rubio’s (“Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (other than shares of Common Stock held in the treasury of Rubio’s or held by Merger Sub, Parent or any wholly-owned subsidiary of Parent or of Rubio’s) was converted into the right to receive $8.70 in cash, without interest (the “Merger Consideration”).

As a result of the Merger, all of Rubio’s issued and outstanding common stock is owned by Parent.  Parent is majority-owned by Mill Road Capital, L.P. (“Mill Road”).  Ralph Rubio and certain other investors affiliated with the lenders under the credit facility described below own a minority stake in Parent and approximately 10% of Parent’s capital stock will be reserved for an equity incentive plan.  In addition, certain members of Rubio’s management also have the opportunity to co-invest in Parent at the same price as Mill Road.  The aggregate cash consideration payable to former Rubio’s stockholders (other than Mill Road and its affiliates) is approximately $82,019,293.50.  In addition, each option to purchase shares of Rubio’s common stock that remains outstanding and unexercised at the effective time of the Merger, whether vested or unvested, will be converted into a right to receive cash payment.  At the effective time of the Merger, each Rubio’s restricted stock unit outstanding immediately prior to the effective time of the Merger will be converted into a right to receive cash payment.  Parent obtained the consideration for the Merger from a combination of equity investments by Mill Road and Parent’s other stockholders as well as approximately $41,120,000 of loan proceeds under the credit facility described below.

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 below is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction above is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Merger, on August 24, 2010, Parent, Merger Sub, Rubio’s and its subsidiaries entered into a secured Credit Agreement (the “Credit Agreement”) with certain lenders and GCI Capital Markets LLC, as administrative agent and sole bookrunner, and certain related security agreements.

The Credit Agreement provides for a term loan in the aggregate amount of $41,120,000 and a $5,000,000 revolving line of credit; the revolving line of credit includes a sublimit for the issuance of letters of credit.

In connection with the consummation of the Merger and the closing of the Credit Agreement on August 24, 2010, Rubio’s (as successor by merger with Merger Sub) borrowed the entire $41,120,000 term loan in order to fund in part the purchases of shares of Rubio’s common stock pursuant to the Merger Agreement and other payments in connection with the Merger.  No advances under the revolving line of credit were made.

The term loan must be repaid in nineteen consecutive quarterly installments, beginning on September 30, 2010 and continuing through March 31, 2015, and a final installment on June 30, 2015 in an amount equal to the then outstanding principal balance of the term loan.  Rubio’s may repay any future borrowings under the revolving line of credit at any time, but in no event later than June 30, 2015.  Rubio’s may voluntarily prepay the term loans or terminate the revolving line of credit at any time, subject to certain thresholds and conditions.

Rubio’s is required to make mandatory prepayments of the term loan and the revolving credit loans in various amounts under the Credit Agreement if it makes certain sales of assets outside above certain thresholds, if it suffers certain property loss events above certain thresholds, if it issues certain types of equity, if it incurs certain debt, or if it has excess cash flow (as defined in the Credit Agreement).

Amounts repaid under the revolving credit facility may be reborrowed, subject to continued compliance with the Credit Agreement.  No amount of the term loan that is repaid may be reborrowed.

The Loans bear interest at a rate per annum of, at Rubio’s option, either (i) the Index Rate, as defined in the Credit Agreement, plus 5.75%, or (ii) the LIBOR Rate, as defined in the Credit Agreement, plus 7.00%.  Rubio’s is obligated to pay fees on the unused portion of its revolving line of credit at a rate per annum of 0.75%.

Under the Credit Agreement, Rubio’s must comply with various customary financial and non-financial covenants. The primary financial covenants under the Credit Agreement consist of a maximum total leverage ratio, a minimum fixed charge coverage ratio, a maximum lease adjusted leverage ratio, a minimum EBITDA requirement and a limit on capital expenditures. The primary non-financial covenants under the Credit Agreement limit Rubio’s ability to pay dividends or other distributions on its capital stock, to repurchase its capital stock, to conduct mergers or acquisitions, to sell assets, to make investments and loans, to incur future indebtedness, to place liens on assets, to prepay other indebtedness, and to alter its capital structure.

The lenders under the Credit Agreement are entitled to accelerate repayment of the Loans upon the occurrence of any of various customary events of default, which include, among other events, the following (which are subject, in some cases, to certain grace periods): failure to pay when due any principal, interest or other amounts in respect of the loans, breach of any of Rubio’s covenants or representations under the loan documents, default under any other of Rubio’s or its subsidiaries’ significant indebtedness agreements, a bankruptcy or insolvency event with respect to Rubio’s or any of its material subsidiaries, a significant unsatisfied judgment against Rubio’s or any of its material subsidiaries, or a change of control.

Borrowings under the Credit Agreement are guaranteed by Parent and Rubio’s subsidiaries and are secured by substantially all of the assets of Rubio’s and its subsidiaries.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, trading of Rubio’s Common Stock was suspended as of the close of trading on August 24, 2010.  On August 24, 2010, Rubio’s notified the Financial Industry Regulatory Authority (“FINRA”) and The Nasdaq Global Market (“Nasdaq”) of the effectiveness of the Merger and its intent to remove its Common Stock from Nasdaq, where such stock traded under the symbol “RUBO.”  On August 24, 2010, Nasdaq filed a Form 25 with the Securities and Exchange Commission (“SEC”) on behalf of Rubio’s to suspend Rubio’s duty to file reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to delist and withdraw the Common Stock from registration under Section 12(b) of the Exchange Act.  Rubio’s intends to file a Form 15 with the SEC on or about September 3, 2010 to suspend its duty to file reports under Section 15(d) of the Exchange Act and to deregister its Common Stock under Section 12(g) of the Exchange Act.  The last day of trading of Rubio’s Common Stock on Nasdaq was August 24, 2010.

Item 3.03	Material Modification to Rights of Security Holders.

As described in the Introduction above, as a result of the Merger, each share of Rubio’s Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than shares of Common Stock held in the treasury of Rubio’s or held by Merger Sub, Parent or any wholly-owned subsidiary of Parent or of Rubio’s) was converted into the right to receive the Merger Consideration.

At the effective time of the Merger, Rubio’s stockholders immediately prior to the effective time (other than Parent and its stockholders) ceased to have any rights as stockholders of Rubio’s (other than their right to receive Merger Consideration) and, accordingly, no longer have any interest in Rubio’s future earnings and growth.

The information set forth in the Introduction and Items 2.01 and 3.01 is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

As described in the Introduction above, on August 24, 2010, Parent completed its acquisition of Rubio’s, pursuant to the terms of the Merger Agreement.  To consummate the acquisition, Merger Sub was merged with and into Rubio’s, with Rubio’s surviving the Merger as a wholly-owned subsidiary of Parent.

Pursuant to the Merger Agreement, as of the effective time of the Merger, each share of Rubio’s Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than shares of Common Stock held in the treasury of Rubio’s or held by Merger Sub, Parent or any wholly-owned subsidiary of Parent or of Rubio’s) was converted into the right to receive the Merger Consideration.  The aggregate cash consideration payable to such former Rubio’s stockholders is approximately $82,019,293.50.  In addition, each option to purchase shares of Rubio’s common stock that remains outstanding and unexercised at the effective time of the Merger, whether vested or unvested, will be converted into a right to receive cash payment.  At the effective time of the Merger, each Rubio’s restricted stock unit outstanding immediately prior to the effective time of the Merger will be converted into a right to receive cash payment.  Parent obtained the consideration for the Merger from a combination of equity investments by Mill Road and Parent’s other stockholders as well as approximately $41,120,000 of loan proceeds under the credit facility described above.

The information set forth in the Introduction and Item 2.01 is incorporated by reference.

On August 24, 2010, Rubio’s issued a press release announcing the consummation of the Merger.  A copy of this press release is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Pursuant to the Merger Agreement, effective as of the closing of the Merger, Ralph Rubio, Kyle Anderson, Craig Andrews, William Bensyl, Loren Pannier, Daniel Pittard and Timothy J. Ryan ceased serving as members of Rubio’s board of directors and all committees thereof.

Pursuant to the Merger Agreement, effective as of the closing of the Merger, Scott P. Scharfman became the sole director of Rubio’s.  On or about August 26, 2010, Ralph Rubio, Daniel Pittard, Thomas E. Lynch and Charles M. B. Goldman were elected as additional members of Rubio’s board of directors.  Each of Ralph Rubio and Daniel Pittard were elected as a new member of Rubio’s board of directors pursuant to the terms of his offer letter from Parent dated May 9, 2010 regarding employment with Rubio’s.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the effective time of the Merger, the certificate of incorporation of the surviving corporation was amended, and such amended certificate of incorporation became the certificate of incorporation of Rubio’s as the surviving corporation of the Merger.  A copy of this Certificate of Incorporation of Rubio’s is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

On August 24, 2010, following the effective time of the Merger, such Certificate of Incorporation of Rubio’s was amended and restated to increase the number of authorized shares of Rubio’s to 1,100 shares of common stock, par value $0.01 per share, and to create two classes of such common stock and set forth the powers, privileges and rights in respect of each such class of common stock.  A copy of this Amended and Restated Certificate of Incorporation of Rubio’s is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Pursuant to the Merger Agreement, at the effective time of the Merger, the bylaws of Merger Sub became the bylaws of the surviving corporation.  A copy of these bylaws is attached hereto as Exhibit 3.3 and is incorporated herein by reference.

Item 8.01	Other Events.

The information set forth in the press release issued by Rubio’s, dated August 24, 2010, and attached hereto as Exhibit 99.1 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

3.1	Certificate of Incorporation of Rubio’s Restaurants, Inc.

3.2	Amended and Restated Certificate of Incorporation of Rubio’s Restaurants, Inc.

3.3	Bylaws of Rubio’s Restaurants, Inc.

99.1	Press release, dated August 24, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  August 30, 2010
RUBIO’S RESTAURANTS, INC.

By:	/s/ Frank Henigman
Frank Henigman, Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Incorporation of Rubio’s Restaurants, Inc.

3.2	Amended and Restated Certificate of Incorporation of Rubio’s Restaurants, Inc.

3.3	Bylaws of Rubio’s Restaurants, Inc.

99.1	Press release, dated August 24, 2010.